UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2009

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The share redemption program of Cole Credit Property Trust II, Inc. (the “Company,” “we,” “us,” or “our”) provides that we will redeem shares of our common stock from requesting stockholders, subject to the terms and conditions of the program. In particular, during any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

In the first quarter of 2009, we redeemed approximately 1.0 million shares of our common stock, and in the second quarter of 2009 we expect to redeem a total of approximately 3.5 million shares of our common stock, pursuant to our share redemption program. While we expect that we will honor all redemption requests received through March 31, 2009, because of the limitation on the number of shares we may redeem in any calendar year, we will not be able to redeem any additional shares during the calendar year ending December 31, 2009, other than shares subject to redemption requested upon the death of a stockholder. We intend to continue to honor redemptions requested due to the death of a stockholder through the end of 2009.

Recently, several other non-listed REITs have announced that they have reached their limitations on share redemptions or have elected to suspend their redemption programs. We believe these announcements, coupled with the uncertain economic climate, have fueled a rise in redemption requests by our stockholders to unprecedented levels. In the past, the number of redemption requests in a given year have not exceeded the maximum number of shares we were allowed to redeem. The limitation on the number of shares we may repurchase in the 2010 calendar year will be determined in early 2010. Provided we have sufficient cash available, we expect to be able to redeem a similar number of shares in 2010 as we will redeem in 2009.

The statements and certain other information contained in this Report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated : April 9, 2009	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer